Exhibit 22.1


                   SUBSIDIARIES OF LSB INDUSTRIES, INC.
                   ------------------------------------

Aerobit Industries, Limited, an Israeli corporation

APR Corporation, an Oklahoma corporation

CHP Corporation, an Oklahoma corporation

Climate Master, Inc., a Delaware corporation

Climate Mate, Inc., a Canadian corporation

Climatex, Inc., a Texas corporation

Clipmate Corporation, an Oklahoma corporation

DSN Corporation, an Oklahoma corporation

El Dorado Chemical Company, an Oklahoma corporation

The Environmental Group, Inc., an Oklahoma corporation

Equipos Climatec S.A. de C.V., a Mexican corporation

Explosives Equipment Corporation, an Oklahoma corporation

Morey Machinery Manufacturing Corporation, an Oklahoma corporation

Hercules Energy Mfg. Corporation, an Oklahoma corporation

International Bearings, Inc., an Oklahoma corporation

International Environmental Corporation, an Oklahoma corporation

Koax Corp., an Oklahoma corporation

L & S Automotive Products Co., an Oklahoma corporation

L & S Automotive Technologies, Inc., an Oklahoma corporation

L & S Bearing Co., an Oklahoma corporation

LSB Chemical Corp., an Oklahoma corporation

LSB Europa Limited, an Oklahoma corporation

LSB Extrusion Co., an Oklahoma corporation

LSB Financial Corp., an Oklahoma corporation

LSB Indonesia Corporation, an Oklahoma corporation

LSB International Corp., an Oklahoma corporation

LSB South America Corporation, an Oklahoma Corporation

LSB Nitrogen Corporation, an Oklahoma corporation

Northwest Capital Corporation, an Oklahoma corporation


             SUBSIDIARIES OF LSB INDUSTRIES, INC. (CONTINUED)
             ------------------------------------------------

Northwest Energy Enterprises, Inc., an Oklahoma corporation

Northwest Financial Corporation, an Oklahoma corporation

Prime Financial Corporation, an Oklahoma corporation

Rotex Corporation, an Oklahoma corporation

Saffron Corporation, an Oklahoma corporation

Slurry Australia Pty. Limited, an Australian corporation

Summit Machine Tool Inc. Corp., an Oklahoma corporation

Summit Machine Tool Manufacturing Corp., an Oklahoma corporation

Summit Machine Tool Systems, Inc., an Oklahoma corporation

Total Energy Systems, Limited, and Australian corporation

Tower IV Corporation, an Oklahoma corporation

Tower Land Development Corp., an Oklahoma corporation

Tribonetics Corporation, an Oklahoma corporation

Universal Tech Corporation, an Oklahoma corporation














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